Exhibit 10.45

AMENDMENT TO CONVERTIBLE NOTE

1           September 11, 2008

This Amendment to Convertible Note is entered between LITHIUM TECHNOLOGY CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Borrower”), and __________ (the “Holder”) _____________ or other address as the Holder shall specify in writing, and shall become effective as of September 1, 2008.

W I T N E S S E T H:

WHEREAS On July 11th, 2007, Borrower executed and delivered to Holder a Convertible Debenture in the principal amount of Three Million Two Hundred Forty Seven Thousand One Hundred Six US Dollars ($3,247,106) (the “Note”);

WHEREAS Borrower has requested that Holder extend the maturity date of the Note from the original maturity date of September 1, 2008 (the “Original Maturity Date”) to the amended maturity date of March 1, 2009 (the “Amended Maturity Date”).

The parties agree as follows:

NOW, THEREFORE, Holder agrees to extend the maturity of the Note to the Amended Maturity Date. As long as the interest payment over the period July 11th, 2007 till September 1st, 2008 being $371,860 remains unpaid an additional 2% will be paid on top of the agreed interest rate of 10% for the unpaid interest amount. All other terms in the Note shall remain in full force.

SEVERABILITY.  If any provision of this Note or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

BINDING EFFECT.  The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

DESCRIPTIVE HEADINGS.  The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations under this Note.

CONSTRUCTION.  The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

GOVERNING LAW.  This Note shall be governed, construed and interpreted by, through and under the Laws of the State of Delaware.

Borrower is responsible for all obligations represented by this Note.

EXECUTED 11th day of September 2008.

 __________________________
By:
Its:

Agreed By:

 __________________________
By:
Its: